EXHIBIT 4.2









          PEAPACK-GLADSTONE BANK EMPLOYEES' SAVINGS AND INVESTMENT PLAN


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          PEAPACK-GLADSTONE BANK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

     This Profit Sharing Plan which contains a "qualified" cash or deferred arrangement as described in Section 401(k) of the Internal Revenue Code, executed on 10/1, 1993, by Peapack-Gladstone Bank, a Banking Corporation of the state of New Jersey (the "Company"),

                          W I T N E S S E T H T H A T :

     WHEREAS, the Directors of the Company have resolved to adopt a profit sharing plan which contains a "qualified" cash or deferred arrangement as described in Section 401(k) of the Internal Revenue Code for eligible employees in accordance with the terms and conditions presented;

     NOW, THEREFORE, the Company hereby adopts the following Plan setting forth the terms and conditions pertaining to contributions by employers and participants and the payment of benefits to participants and beneficiaries, effective October 1, 1993.

     IN WITNESS WHEREOF, the Company has adopted this Plan and caused this instrument to be executed by its duly authorized representative as of the above date.


WITNESS:                                    PEAPACK-GLADSTONE BANK

CRAIG SPENGEMEN                              By: FRANK A. KISSEL
-----------------------------               --------------------------------
Craig Spengemen                                  Frank A. Kissel, President


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                                TABLE OF CONTENTS

SECTION 1.  PLAN IDENTITY.......................................................
1.1  NAME.......................................................................
1.2  PURPOSE....................................................................
1.3  EFFECTIVE DATE.............................................................
1.4  FISCAL PERIOD..............................................................
1.5  TREATMENT OF PLAN FOR PARTICIPATING EMPLOYERS..............................
1.6  INTERPRETATION OF PROVISIONS...............................................

SECTION 2.  DEFINITIONS.........................................................

SECTION 3.  ELIGIBILITY FOR PARTICIPATION.......................................
3.1  INITIAL ELIGIBILITY........................................................
3.2  ELIGIBILITY DEFINITIONS....................................................
3.3  TERMINATED OR PART-TIME EMPLOYEES..........................................
3.4  INELIGIBLE EMPLOYEES.......................................................
3.5  WAIVER OF PARTICIPATION....................................................
3.6  PARTICIPATION AND REPARTICIPATION..........................................

SECTION 4.  EMPLOYER CONTRIBUTIONS AND CREDITS..................................
4.1  EMPLOYER CONTRIBUTIONS.....................................................
4.2  ELECTIVE CONTRIBUTIONS.....................................................
4.3  MATCHING CONTRIBUTIONS.....................................................
4.4  DISCRETIONARY CONTRIBUTIONS................................................
4.5  DEFINITIONS RELATED TO CONTRIBUTIONS.......................................
4.6  CONDITIONS AS TO CONTRIBUTIONS.............................................

SECTION 5.  EMPLOYEE CONTRIBUTIONS AND ROLLOVERS................................
5.1  VOLUNTARY CONTRIBUTIONS....................................................
5.2  ROLLOVERS AND TRANSFERS....................................................

SECTION 6.  LIMITATIONS ON CONTRIBUTIONS FOR PARTICIPANTS.......................
6.1  LIMITATION ON ANNUAL ADDITIONS.............................................
6.2  COORDINATED LIMITATION WITH OTHER PLANS....................................
6.3  LIMITATIONS TO AVOID DISCRIMINATION........................................
6.4  COMPLIANCE WITH LIMITATIONS................................................


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SECTION 7.  THE TRUST FUND AND ITS INVESTMENT...................................
7.1  CREATION OF THE TRUST FUND.................................................
7.2  RESPONSIBILITY FOR INVESTMENTS.............................................
7.3  INDIVIDUAL INVESTMENT SELECTION............................................
7.4  SEGREGATED ACCOUNTS........................................................

SECTION 8.  USE OF ACCOUNTS DURING SERVICE......................................
8.1  WITHDRAWAL FROM ELECTIVE ACCOUNT...........................................
8.2  WITHDRAWALS FROM VOLUNTARY ACCOUNTS........................................
8.3  LOANS TO PARTICIPANTS......................................................

SECTION 9.  ADJUSTMENTS TO ACCOUNTS.............................................
9.1  ADJUSTMENTS FOR TRANSACTIONS...............................................
9.2  VALUATION OF TRUST FUND....................................................
9.3  ADJUSTMENTS FOR INVESTMENT EXPERIENCE......................................

SECTION 10.  VESTING OF PARTICIPANTS' INTERESTS.................................
10.1  IMMEDIATELY VESTED ACCOUNTS...............................................
10.3  COMPUTATION OF VESTING YEARS..............................................
10.4  FULL VESTING UPON CERTAIN EVENTS..........................................
10.5  FULL VESTING UPON PLAN TERMINATION........................................
10.6  FORFEITURE, REPAYMENT, AND RESTORAL.......................................
10.7  ACCOUNTING FOR FORFEITURES................................................
10.8  VESTING AND NONFORFEITABILITY.............................................

SECTION 11.  PAYMENT OF BENEFITS................................................
11.1  TIME OF DISTRIBUTION TO PARTICIPANTS......................................
11.2  BENEFIT AMOUNTS AND FORMS FOR PARTICIPANTS................................
11.3  BENEFITS ON A PARTICIPANT'S DEATH.........................................
11.4  ELECTION FORMALITIES......................................................
11.5  MARITAL STATUS............................................................
11.6  PROOF OF AGES.............................................................
11.7  IRREVOCABILITY OF ELECTIONS...............................................
11.8  WAIVER OF DEADLINES.......................................................
11.9  DELAY IN BENEFIT DETERMINATION............................................
11.10  SEGREGATED BENEFITS......................................................
11.11  ACCOUNTING FOR BENEFIT PAYMENTS..........................................
11.12  PAYMENTS IN CASH.........................................................

SECTION 12.  RULES GOVERNING BENEFIT CLAIMS AND REVIEW OF APPEALS...............
12.1  CLAIM FOR BENEFITS........................................................
12.2  NOTIFICATION BY ADMINISTRATOR.............................................
12.3  CLAIMS REVIEW PROCEDURE...................................................


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SECTION 13.  THE ADMINISTRATOR AND ITS FUNCTIONS................................
13.1  AUTHORITY OF ADMINISTRATOR................................................
13.2  IDENTITY OF ADMINISTRATOR.................................................
13.3  DUTIES OF ADMINISTRATOR...................................................
13.4  COMPLIANCE WITH ERISA.....................................................
13.5  ACTION BY ADMINISTRATOR...................................................
13.6  EXECUTION OF DOCUMENTS....................................................
13.7  ADOPTION OF RULES.........................................................
13.8  RESPONSIBILITIES TO PARTICIPANTS..........................................
13.9  ALTERNATIVE PAYEES IN EVENT OF INCAPACITY.................................
13.10  INDEMNIFICATION BY EMPLOYERS.............................................
13.11  NONPARTICIPATION BY INTERESTED MEMBER....................................

SECTION 14.  ADOPTION, AMENDMENT OR TERMINATION OF THE PLAN.....................
14.1  ADOPTION OF PLAN BY OTHER EMPLOYERS.......................................
14.2  ADOPTION OF PLAN BY SUCCESSOR.............................................
14.3  PLAN ADOPTION SUBJECT TO QUALIFICATION....................................
14.4  RIGHT TO AMEND OR TERMINATE...............................................
14.5  RIGHT TO IMPLEMENT OR SUSPEND PROVISIONS..................................


SECTION 15.  MISCELLANEOUS PROVISIONS...........................................
15.1  PLAN CREATES NO EMPLOYMENT RIGHTS.........................................
15.2  NONASSIGNABILITY OF BENEFITS..............................................
15.3  REQUIREMENTS RELATED TO OWNER EMPLOYEES...................................
15.4  LIMIT OF EMPLOYER LIABILITY...............................................
15.5  TREATMENT OF EXPENSES.....................................................
15.6  NUMBER AND GENDER.........................................................
15.7  NONDIVERSION OF ASSETS....................................................
15.8  SEPARABILITY OF PROVISIONS................................................
15.9  SERVICE OF PROCESS........................................................
15.10 GOVERNING STATE LAW.......................................................

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Section 1.  Plan Identity.

1.1  Name.

The name of this Plan is the Peapack-Gladstone Bank Employees' Savings and Investment Plan.

1.2  Purpose.

The purpose of this Plan is to describe the terms and conditions under which contributions made pursuant to the Plan will be allocated among Participants, adjusted for investment experience and transactions, and distributed as benefits to the Participants and their Beneficiaries.

1.3  Effective Date.

The Effective Date of this Plan is October 1, 1993.

1.4  Fiscal Period.

This Plan shall be operated on the basis of a fiscal year beginning January 1 of each year for the purposes of keeping the Plan's books and records and distributing or filing any reports or returns as required by law.

1.5  Treatment of Plan for Participating Employers.

This Plan shall be treated as a single Plan with respect to all participating Employers for the purpose of crediting annual additions as provided in section 4.1, distributing benefits, determining whether there has been any termination of Service, and applying the limitations set forth in section 6.

1.6  Interpretation of Provisions.

The Employers intend this Plan and the Trust to be a qualified profit sharing plan under section 401(a) of the Code with a qualified cash or deferred arrangement under section 401(k) of the Code, and to satisfy any applicable requirement under ERISA. Accordingly, the Plan and Trust Agreement shall be interpreted and applied in a manner consistent with this intent and shall be administered at all times and in all respects in a nondiscriminatory manner.


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Section 2.  Definitions.

     The following capitalized words and phrases shall have the meanings as specified when used in this Plan or in the Trust Agreement, unless the context clearly indicates otherwise:

     "Account" means a Participant's interest in the assets accumulated under this Plan as expressed in terms of a separate account balance which is periodically adjusted to reflect his Employer's and his own contributions, the Plan's investment experience, and distributions and forfeitures. A Participant's Account shall consist of subaccounts called his Regular, Elective, Matching, Voluntary, and Rollover Accounts, as described herein.

     "Active Participant" means any Employee who has satisfied the eligibility requirements of section 3 and who qualifies as an Active Participant for a particular Plan Year under section 4.5.

     "Administrator" means the person or persons responsible for the administration of this Plan in accordance with section 13.

     "Beneficiary" means the person or persons who are designated by a Participant (within the meaning of section 410(a)(9) of the Code) to receive benefits payable under the Plan in the event of the Participant's death. In the absence of any designation, or if all the designated Beneficiaries shall die before the Participant dies or shall die before all benefits have been paid, the Participant's Beneficiary shall be his surviving Spouse, if any, or his estate if he is not survived by a Spouse. The Administrator may rely upon the advice of the Participant's executor or estate administrator as to the identity and relationship of the Participant's Spouse, or any other entity designated as Beneficiary.

     "Board" means the Directors of the Company.

     "Break in Service" means, except as otherwise defined in section 3, any five or more consecutive 12-month periods beginning January 1, in which an Employee has 500 or fewer Hours of Service per period. Solely for this purpose, an Employee shall be considered employed for his normal hours of paid employment during a Recognized Absence, unless he does not resume his Service at the end of the Recognized Absence. Further, any Employee who has a Parental Absence, shall be credited with the Hours of Service which would normally have been credited but for such absence, up to a maximum of 501 Hours of Service, in the first 12-month period which would otherwise be counted toward a Break in Service.

     "Code" means the Internal Revenue Code of 1986, as amended.

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     "Company" means Peapack-Gladstone Bank and any entity which succeeds to the business of Peapack-Gladstone Bank and adopts this Plan as its own pursuant to section 14.2.

     "Compensation" means the compensation taken into account with respect to a Participant in accordance with section 4.5.

     "Disability" means only a disability which renders the Participant totally unable, as a result of bodily or mental disease or injury, to perform any duties for an Employer for which he is reasonably fitted, of which such disability is expected to be permanent or of long and indefinite duration. However, this term shall not include any disability directly or indirectly resulting from or related to habitual drunkenness or addiction to narcotics, a criminal act or attempt, service in the armed forces of any country, an act of war, declared or undeclared, any injury or disease occurring at a time when the payment of compensation to such Participant has been suspended, or any injury which was intentionally self-inflicted. Further, this term shall apply only if (i) the Participant is sufficiently disabled to qualify for the payment of disability benefits under the federal Social Security Act or Veterans Disability Act, or
(ii) the Participant's disability is certified by a physician selected by the Administrator. Unless the Participant is sufficiently disabled to qualify for disability benefits under the federal Social Security Act or Veterans Disability Act, the Administrator may require the Participant to be appropriately examined from time to time by one or more physicians chosen by the Administrator, and no Participant who refuses to be examined shall be treated as having a Disability.

     "Earned Income" means the net earnings from any Employer within the meaning of section 401(c)(2) of the Code, excluding income from an Employer for which the Participant's personal services are not a material income-producing factor. Earned Income shall exclude any qualified plan contributions on his behalf which are deductible under section 404 of the Code, and, for taxable years beginning after 1989, shall take into account the Employer's deduction under section 164(f) of the Code.

     "Effective Date" means October 1, 1993.

     "Elective Account" means that portion of a Participant's Account to which Employer contributions funded pursuant to a salary reduction election are credited pursuant to section 4.2.

     "Elective Deferrals" means contributions funded pursuant to a Participant's salary reduction election.


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     "Employee" means any individual who is or has been employed or
Self-Employed by an Employer. "Employee" also means an individual employed by a leasing organization who, pursuant to an agreement between an Employer and the leasing organization, has performed services for the Employer on a substantially full-time basis for at least one year, if such services are of a type historically performed by employees in the Employer's business field. Solely for this purpose, the "Employer" shall include any related persons within the meaning of section 414(n)(6) of the Code. However, such a "leased employee" shall not be considered an Employee if (i) he participates in a money purchase pension plan sponsored by the leasing organization which provides for immediate participation, immediate full vesting, and an annual contribution of at least 10 percent of the employee's Total Compensation, and (ii) leased employees do not constitute more than 20 percent of the Employer's total workforce (including leased employees, but excluding Highly Paid Employees and any other employees who have not performed services for the Employer on a substantially full-time basis for at least one year). Solely for this purpose, an employee's Total Compensation shall include any salary reduction amounts excluded from the employee's gross taxable income pursuant to any of sections 125, 402(e)(3), 402(l)(B)(h), and 403(b) of the Code.

     "Employer" means the Company, any other corporation, partnership, or proprietorship which adopts this Plan with the Company's consent pursuant to section 14.1, and any entity which succeeds to the business of any Employer and adopts the Plan pursuant to section 14.2.

     "ERISA" means the Employee Retirement Income Security Act of 1974 (P.L. 93-406, as amended).

     "Five-Percent Owner" means an Employee who owns more than five percent of the outstanding equity interest or the outstanding voting interest in any Employer.

     "Highly Paid Employee" for any Plan Year means an Employee who, during the immediately preceding Plan Year, (i) was at any time a Five-Percent Owner, (ii) had Total Compensation exceeding five-sixths of the Current Limit (i.e., $81,720 for 1989), (iii) had Total Compensation exceeding five-ninths of the Current Limit (i.e., $54,480 for 1989) and was among the most highly compensated one-fifth of all Employees, or (iv) was at any time an officer, partner, or sole proprietor of an Employer and had Total Compensation exceeding one-half of the Current Limit (i.e., $49,032 for 1989). An Employee shall also be a "Highly Paid Employee" if, substituting the current Plan Year for the Preceding Plan Year in the preceding sentence, either (1) he would be described in clause (i), or (2) he would be described in any of clauses (ii), (iii), and (iv) and he is among the 100 highest-paid Employees of the Employer for the current Plan Year. For this purpose:


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          (a) "Total Compensation" shall include any amount which is excludable from the Employee's gross income for tax purposes pursuant to section 125, 402(e)(3), 402(h)(1)(B), or 403(b) of the Code.

          (b) "Current Limit" means the currently applicable dollar limit under section 415(b)(1)(A) of the Code.

          (c) The number of Employees in "the most highly compensated one-fifth of all Employees" shall be determined by taking into account all individuals working for all related employer entities described in the definition of "Service", but excluding any individual who has not completed six months of Service, who normally works fewer than 17-1/2 hours per week or in fewer than six months per year, who has not reached age 21, whose employment is covered by a collective bargaining agreement, or who is a nonresident alien who receives no earned income from United States sources.

          (d) The number of individuals counted as "officers" shall not be more than the lesser of (i) 50 individuals and (ii) the greater of 3 individuals or 10 percent of the total number of Employees. If no officer earns more than one-half of the Current Limit, then the highest paid officer shall be a Highly Paid Employee.

          (e) A former Employee shall be counted as a Highly Paid Employee if he was a Highly Paid Employee during either the Plan Year in which his Service ended or any Plan Year ending after his 55th birthday.

          (f) If an Employee, during either of the current and preceding Plan Years is a family member of either (i) a Five-Percent Owner or (ii) a Highly Paid Employee who is among the Employer's 10 most highly compensated Employees, then the Employee and such family member shall be aggregated, and the compensation paid to and plan contributions and benefits provided for such individuals shall be treated as paid to and provided for a single Employee. A "family member" shall include an Employee's spouse, the Employee's lineal ancestors and descendants, and the ancestors' and descendants' spouses.

     "Hours of Service" means hours to be credited to an Employee's Service under the following rules:

          (a) Each hour for which an Employee is paid or is entitled to be paid for services to an Employer is an Hour of Service.

          (b) Each hour for which an Employee is directly or indirectly paid or is entitled to be paid by an Employer due to vacation, holidays, illness, incapacity (including disability), lay-off, jury duty, temporary military duty, or leave of absence is an Hour of Service. However, except as otherwise specifically provided, no more than 501 Hours of Service shall be credited for any single continuous period during which the Employee performs no duties. Further, no Hours of Service


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               shall be credited on account of payments made solely under a plan maintained to comply with worker's compensation, unemployment compensation, or disability insurance laws, or to reimburse an Employee for medical expenses.

          (c) Each hour for which back pay (ignoring any mitigation of damages) is either awarded or agreed to by an Employer is an Hour of Service. However, no more than 501 Hours of Service shall be credited for any single continuous period during which the Employee would not have performed any duties.

          (d) Hours of Service shall be credited in any one period only under one of paragraphs (a), (b), and (c); an Employee may not receive double credit for the same period.

          (e) If an Employer finds it impractical to count the actual Hours of Service for any class or group of Employees, each Employee in that class or group shall be credited with the Hours of Service shown in the following table for each pay period in which he has at least one Hour of Service:

                     PAY PERIOD                  HOURS OF SERVICE CREDIT
                     ----------                  -----------------------
                       daily                             10
                      weekly                             45
                      bi-weekly                          90
                    semi-monthly                         95
                     monthly                            190

However, an Employee shall only be credited for his scheduled working hours during a paid absence.

          (f) Hours of Service to be credited on account of a payment to an Employee, including an award of back pay shall be credited in the computation period in which the Service was rendered or to which the award relates. If the period overlaps two or more Plan Years, the Hours of Service credit shall be allocated in proportion to the respective portions of the periods included in the several Plan Years. However, in the case of periods of 31 days or less, the Administrator may apply a uniform policy of crediting the Hours of Service to either the first Plan Year or the second.

          (g) In all respects an Employee's Hours of Service shall be counted as required by section 2530.200b-2 of the Department of Labor's regulations under Title I of ERISA.

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     "Key Employee" means an Employee who at any time during the five years ending on the top-heavy determination date for the Plan Year has performed any Service and has been (i) an officer of the Employer having Total Compensation greater than one-half of the limit then in effect under section 415(b)(1)(A) of the Code, (ii) one of the 10 Employees owning (or considered as owning under section 318 of the Code) the largest interests in the Employer (ignoring any Employee who does not own more than 1/2 percent interest), and having Total Compensation greater than the limit then in effect under section 415(c)(1)(A),
(iii) a Five-Percent Owner, or (iv) an owner of more than one percent of the outstanding equity interest or the outstanding voting interest in an Employer whose Total Compensation exceeds $150,000. For this purpose, an Employees' "Total Compensation" shall include any amount which is excludable from the Employee's gross income for tax purposes pursuant to section 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code. In determining which individuals are Key Employees, the rules of section 416(i) of the Code and Treasury Regulations promulgated thereunder shall apply. The Beneficiary of a Key Employee shall also be considered a Key Employee.

     "Matching Account" means that portion of a Participant's Account to which Employer contributions made to match contributions funded by the Participant's salary reduction elections are credited pursuant to section 4.3.

     "Matching Contributions" means the Employer contribution credited pursuant to section 4.3.

     "Nonkey Employee" means an Employee who at any time during the five years ending on the top-heavy determination date for the Plan Year has performed any Service and who has never been a Key Employee, and the Beneficiary of any such Employee.

     "Normal Retirement Date" means a Participant's attainment of age 65 or the 5th anniversary of the Participant's initial entry into the Plan, whichever is later. However, a Participant's Normal Retirement Date shall in no event be later than his attainment of age 70.

     "Owner-Employee" means an individual who is a sole proprietor, or is a partner owning more than 10 percent of either the capital or profits interest of the partnership.

     "Parental Absence" means an Employee's absence (i) by reason of the Employee's pregnancy, (ii) by reason of the birth of the Employee's child, (iii) by reason of the placement of a child with the Employee in connection with the Employee's adoption of the child, or (iv) for purposes of caring for such child for a period beginning immediately after such birth or placement.


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     "Participant" means any Employee who is participating in the Plan, or has previously participated in the Plan and still has a balance credited to his Account.

     "Plan Year" means each period of 12 consecutive months beginning on January 1.

     "Policy" means any life insurance contract purchased by the Trustee pursuant to section 8.4.

     "Recognized Absence" means a period for which--

               (a) an Employer grants the Employee a leave of absence for a limited period, but only if the Employer grants such leaves on a nondiscriminatory basis; or

               (b) the Employee is temporarily laid off by an Employer because of a change in business conditions; or

               (c) the Employee is on active military duty, but only to the extent his employment rights are protected by the Military Selective Service Act of 1967 (38 U.S.C. sec. 2021).

     "Regular Account" means that portion of a Participant's Account to which annual additions are credited pursuant to section 4.4.

     "Rollover Account" means that portion of a Participant's Account to which his interest under another qualified retirement plan, or his interest in an individual retirement account or annuity to which his interest under a qualified retirement plan has previously been rolled over, may be transferred and credited pursuant to section 5.2.

     "Self-Employed" individual means an individual who has Earned Income for the taxable year from the trade or business for which the plan is established; also an individual who would have Earned Income but for the fact that the trade or business had no net profits for the taxable year.

     "Service" means an Employee's period(s) of employment or self-employment with an Employer, excluding for initial eligibility purposes any period in which the individual was a non-resident alien and did not receive from an Employer any earned income which constituted income from sources within the United States. An Employee's Service shall include any service which constitutes service with a predecessor employer within the meaning of section 414(a) of the Code. An Employee's Service shall also include any service with an entity which is not an Employer, but only for either (i) a period after 1975 in which the other entity is a member of a controlled group of corporations or is under common control with other trades and businesses within the meaning of section 414(b) or 414(c) of the Code, and a member of the controlled group or one of the trades and businesses is an Employer, (ii) for a period after 1979 in which the other entity is a member of an affiliated service group within


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the meaning of section 414(m) of the Code, and a member of the affiliated service group is an Employer, or (iii) for a period after 1983 in which the other entity is a member of a group of businesses, or is part of any arrangement, such that the entity is to be treated as an Employer under Treasury Regulations promulgated pursuant to section 414(o) of the Code.

     "Spouse" means the individual, if any, to whom a Participant is lawfully married on the date benefit payments to the Participant are to begin, or on the date of the Participant's death, if earlier. However, a Participant's former spouse shall be treated as his Spouse in lieu of his current spouse to the extent required under any judgement, decree, or order which is determined by the Administrator in accordance with its policies and procedures to be a qualified domestic relations order within the meaning of section 414(p) of the Code.

     "Suspense Account" means a special account within the assets of the Trust consisting of excess Employer contributions in accordance with section 6.4. If a Suspense Account is in existence at any time during a limitation year pursuant to this section, it will not participate in the allocation of the trust's investment gains and losses. If a Suspense Account is in existence at any time during a particular limitation year, all amounts in the Suspense Account must be allocated and reallocated to Participants' Accounts before any Employer or any Voluntary Contributions may be made to the plan for that limitation year. Excess amounts may not be distributed to Participants or former Participants. The amount held in the Suspense Account shall be returned to the Employer if it cannot be credited consistent with these limitations before the termination of the Plan.

     "Top-Heavy Year" means a Plan Year in which the Plan is top-heavy within the meaning of section 416 of the Code. In this connection, the Administrator shall determine on a regular basis whether each Plan Year is or is not a Top-Heavy Year for purposes of implementing the various provisions of the Plan which apply only to the extent that the plan is top-heavy or super top-heavy within the meaning of section 416 and the Treasury Regulations thereunder. In making this determination, the Administrator shall use the following definitions and principles:

          (a) The "Employer" includes all business entities which are considered commonly controlled or affiliated within the meaning of sections 414(b), 414(c), 414(m) and 414(o) of the Code.

          (b) The "plan aggregation group" includes each qualified retirement plan or simplified employee pension (as defined in section 408(k) of the Code) maintained by the Employer (whether or not terminated) (i) in which a Key Employee is or has been a Participant during any of the five years ending on a determination date, or (ii) which enables or has enabled any plan described in clause (i) to satisfy the requirements of section 401(a)(4) or 410 of the Code during those five years, or (iii) which provides


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     contributions or benefits comparable to those of the plans described in clauses (i) and (ii) and which is designated by the Administrator as part of the plan aggregation group.

          (c) The "determination date", with respect to the first plan year of any plan, means the last day of that plan year, and with respect to each subsequent plan year, means the last day of the preceding plan year. If any other plan has a determination date which differs from this Plan's determination date, the top-heaviness of this Plan shall be determined on the basis of the other plan's determination date which falls within the same calendar year as this Plan's determination date.

          (d) The "aggregated benefits" for any Plan Year means (i) the adjusted account balances in defined contribution plans and simplified employee pensions on the determination date, plus (ii) the adjusted value of accrued benefits in defined benefit plans (calculated as of the annual valuation date coinciding with or next preceding the determination date), with respect to Key Employees and Nonkey Employees under all plans within the plan aggregation group which includes this Plan. For this purpose, the accrued benefit of any Nonkey Employee shall be determined (i) under the accrual method, if any, which is uniformly applicable under all defined benefit plans within the plan aggregation group, or (ii) if there is no such uniform method, as if such benefit accrued under the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(c) of the Code. Further, the "adjusted account balance" and the "adjusted value of accrued benefit" for any Employee shall be increased by all plan distributions made with respect to the Employee during the five years ending on the determination date from any plan within the plan aggregation group and from any terminated plan which during those five years was within the plan aggregation group. In addition, the adjusted account balance under a plan shall not include any amount attributable to a rollover contribution or similar transfer to the plan initiated by an Employee and made after 1983, unless both plans involved are maintained by the Employer, in which event the transferred amount shall be counted in the transferee plan and ignored for all purposes in the transferor plan. Finally, the adjusted value of accrued benefits under any defined benefit plan shall be determined by assuming whichever actuarial assumptions are prescribed in that plan.

          (e) This Plan shall be "top-heavy" for any Plan Year in which the aggregated benefits of the Key Employees exceed 60 percent of the total aggregated benefits for both Key Employees and Nonkey Employees.

          (f) This Plan shall be "super top-heavy" for any Plan Year in which the aggregated benefits of the Key Employees exceed 90 percent of the total aggregated benefits for both Key Employees and Nonkey Employees.

     "Total Compensation" means a Participant's wages, salary, overtime, bonuses, commissions, and any other amounts received for personal services rendered while in Service from any Employer or an affiliate (within the purview of sections 414(b),(c),(m) and (o) of the Code), plus his Earned Income.

     A Participant's Total Compensation shall include (i) amounts excludable from gross income under section 911 of the Code, (ii) amounts described in sections 104(a)(3), 105(a), and 105(h) of the Code to the extent includable in gross income, (iii) amounts received from an Employer for moving expenses which are not deductible under section 217 of the Code, and (iv) amounts includable in gross income in the year of, and on account of, the grant of a nonqualified stock option, or under an unfunded nonqualified plan of deferred compensation, or otherwise includable pursuant to section 83(b) of the Code.

     A Participant's Total Compensation shall exclude (i) Employer contributions to or amounts received from a funded or qualified plan or deferred compensation,
(ii) Employer contributions to a simplified employee pension account to the extent deductible under section 219 of the Code, (iii) Employer contributions to a section 403(b) annuity contract (whether or not excludable from gross income),
(iv) amounts includable in gross income pursuant to section 83(a) of the Code,
(v) amounts includable in gross income upon the exercise of a nonqualified stock option or upon the disposition of stock acquired under any stock option, and
(vi) any other amounts expended by the Employer on the Participant's behalf which are excludable from his income or which receive special tax benefits.

     "Trust" or "Trust Fund" means the trust fund created under this Plan. A reference to the "general Trust Fund" means the Trust Fund excluding those assets which are segregated for purposes of determining the Trust's investment experience and allocating the gain of loss ratably to all Participants' Accounts.

     "Trust Agreement" means the agreement between the Company and the Trustee concerning the Trust Fund. If any assets of the Trust Fund are held in a commingled trust fund with assets of other qualified retirement plans, "Trust Agreement" shall be deemed to include the trust agreement governing that commingled trust fund. With respect to the allocation of investment responsibility for the assets of the Trust Fund, the provisions of section 2.2 of the Trust Agreement are incorporated herein by reference.

     "Trustee" means one or more corporate persons and individuals selected from time to time to serve as trustee or co-trustees of the Trust Fund.

     "Valuation Date" means the last day of the Plan year and each other date as of which the Administrator shall determine the investment experience of the Trust Fund and adjust the Participants'

Accounts accordingly, except to the extent Participants' Accounts are separately stated pursuant to an investment arrangement described in section 7.3, in which case "Valuation Date" means each day on which Account values are available under such arrangement.

     "Valuation Period" means the period following a Valuation Date and ending with the next Valuation Date.

     "Voluntary Account" means that portion of a Participant's Account to which contributions by a Participant, if any, pursuant to section 5.1 are credited and withdrawals pursuant to section 8.2 are debited.

Section 3.  Eligibility for Participation.

3.1  Initial Eligibility.

An Employee shall enter the Plan as of the Entry Date coinciding with or next following the later of the following dates:

     (a) the last day of the Employee's 1st Eligibility Year, and

     (b) the Employee's attainment of age 21.

However, if an Employee is not in active Service with an Employer on the date he would otherwise first enter the Plan, his entry shall be deferred until the next day he is in active Service.

3.2  Eligibility Definitions.

An "Eligibility Year" means an applicable eligibility period (as defined below) in which the Employee has at least 1,000 Hours of Service.

For this purpose,

          (a) an Employee's first "eligibility period" is the 12 consecutive month period beginning on the first day on which he has an Hour of Service and if applicable, the first such day following his most recent Break in Service, and

          (b) his subsequent eligibility periods will be 12 consecutive month periods beginning on each January 1 after that first day of Service.

"Entry Date" means October 1, 1993 or each January 1 and the following July 1.

3.3  Terminated or Part-Time Employees.

     No Employee shall have any interest or rights under this Plan if (i) he is never in active Service with an Employer on or after the Effective Date, or (ii) he had a one year period in which Service was interrupted as described in the definition of Break in Service in any eligibility period beginning before the Effective Date, and he never has an Eligibility Year after such period.

3.4  Ineligible Employees.

     No Employee shall participate in the Plan while his employment is covered by a collective bargaining agreement between an Employer and the Employee's collective bargaining representative if (i) retirement benefits have been the subject of good faith bargaining between the Employer and the representative and
(ii) the collective bargaining agreement does not provide for the Employee's participation in the Plan. No Employee shall participate in the Plan while he is actually employed by a leasing organization rather than an Employer, except as otherwise provided in the definition of Employee.

3.5  Waiver of Participation.

     Any eligible Employee who does not wish to participate in the Plan shall file with the Administrator a waiver of participation on a form provided for this purpose. A waiver shall be effective until the first day of the Plan Year following the Employee's revocation of the waiver. An Employee's waiver shall automatically cease to be effective if his failure to participate in the Plan would adversely affect the Plan's qualification pursuant to section 401(a)(26) or 410(b) of the Code.

3.6  Participation and Reparticipation.

     An Employee shall participate in the Plan during each period of Service in which he satisfies the foregoing requirements. An Employee who leaves and returns to Service and who previously satisfied the initial eligibility requirements shall re-enter the Plan as of the date of his return.

Section 4.  Employer Contributions and Credits.

4.1  Employer Contributions.

     Each Employer shall contribute, with respect to a Plan Year, such amounts as it may determine from time to time. An Employer shall have no obligation to contribute any amount under this Plan except as so determined in its sole discretion, except as provided in section 4.2 and 4.3.

4.2  Elective Contributions.

     The Employers shall contribute amounts equal to the amounts by which the Participants have elected to reduce their compensation. An Employee shall elect at least 30 days prior to the first payroll period in which he will be a Participant whether a percentage or a dollar amount of his Compensation which would normally be paid to him shall instead be contributed by his Employer to the Plan to be credited to his Elective Account.

     A Participant may change his compensation reduction election at such times as may be permitted under rules established by the Administrator by giving at least 30 days prior written notice, although he may revoke his compensation reduction election entirely at any time upon 30 days notice if he demonstrates an adverse change in his financial circumstances. A Participant who revokes his salary reduction election shall not be eligible to resume deferrals pursuant to a new election until the next following date on which salary reduction changes are generally permitted.

     Notwithstanding the foregoing, a Participant who is a partner in a partnership Employer shall, as to his compensation for the partnership's taxable year ending with or within the Plan Year, make his deferral election on or before the last day of that taxable year.

     In no event may a Participant fund compensation reduction contributions of more than the lesser of 15 percent of his Compensation or the currently applicable limit under section 402(g) of the Code (i.e., $7,627 for 1989) in any of his taxable years after 1986; in the case of any Participant who is a partner in a partnership Employer, that limit shall be reduced by the amount of any matching contributions made on his behalf pursuant to section 4.3. If a Participant elects to withdraw any amount from his Elective Account pursuant to section 8.1 and is suspended from making compensation reduction contributions for the following 12 months, the currently applicable limit for the taxable year in which he may resume contributions shall be reduced by the amount of his contributions during the taxable year in which he made the withdrawal.

     The Employers shall keep the Administrator informed on a regular basis of the amounts expected to be contributed under this section 4.2 in order to permit the Administrator to assure the Plan's compliance with the foregoing limitations and those set forth in section 6.

     Any contribution funded by a compensation reduction election under this section 4.2 shall be paid by the Employer to the Trustee no later than 30 days after it would otherwise have been paid as compensation to the Participant.

4.3  Matching Contributions.

     Each Active Participant's Matching Account shall be credited on the last day of the Matching Period with an amount equal to 50% of the Participant's Elective Deferrals credited during such Matching Period.

     Notwithstanding the foregoing, Matching Contributions shall not be credited to a Participant's Matching Account with respect to any Elective Deferrals which are in excess of the limitations of section 6.3-5(a). Furthermore, Matching Contributions shall not be credited to a Participant's Matching Account to the extent that such credit would be in excess of the limitations of section 6.3-5(b) or (c).

     In any event, the total Matching Contribution for a Participant in any Plan Year shall not exceed $250.00.

4.4  Discretionary Contributions.

     The Employer's discretionary contributions and available forfeitures for a Plan Year shall be allocated as of the last day of the year among the Regular Accounts of the Active Participants of that Employer in proportion to their amounts of Basic Compensation. However, for any Top-Heavy Year, a Participant who was employed by an Employer as of the last day of that Valuation Period, but who fails to qualify as an Active Participant, shall be included in the allocation of contributions and forfeitures up to a maximum of three percent of his Total Compensation. Further, in any Top-Heavy Year, allocations to Participants who qualify as Active Participants shall be based upon Total Compensation until each such Participant has been allocated 3 percent of his Compensation.

4.5  Definitions Related to Contributions.

     For purposes of this Plan, the following terms have the meanings as specified:

     "Active Participant" means a Participant who has satisfied the eligibility requirements under section 3. However, a Participant shall not qualify as an Active Participant unless (i) he is in active Service with an Employer as of the last day of the Plan Year, or (ii) he is on a Recognized Absence as of that date. However, if in any Plan Year the Plan would fail to satisfy the requirements of section 401(a)(26) or 410(b) of the Code because Participants who have at least 1,000 Hours of Service are not treated as Active Participants, then notwithstanding the preceding sentence the smallest number of such Participants needed to satisfy such requirements shall be treated as Active Participants, including all those still in Service on the last day of the year before any of those no longer in Service on that date, and within each group starting with the lowest-paid Participant and including them in increasing order of Total Compensation.

     "Basic Compensation" shall mean Compensation excluding any overtime and bonuses.

     "Compensation" means a Participant's Total Compensation from his Employer with respect to a Plan Year in which he is an Active Participant. However, Compensation shall also include the remuneration paid to a Participant during the applicable computation period, and shall also include any Employer contributions representing deferred compensation deductible under section 125, 402(e)(3), 402(h)(l)(B) or 403(b) of the Code. Any compensation income realized under a stock option or restricted property arrangement, amounts paid by or received from an Employer to cover travel, entertainment, moving or similar expenses, and the value of any fringe benefits not received in cash shall be excluded. A Self-Employed Participant's compensation is his Earned Income. If a Participant is a partner in a partnership with a taxable year different from the Plan Year, his Compensation is his Earned Income for the partnership's taxable year ending within the Plan Year. Any period of Recognized Absence and any period after the Participant's final termination shall be excluded from the determination of Compensation.

     A Participant's Compensation shall exclude any compensation in any limitation year or Plan Year beginning after 1988 in excess of the limit currently in effect under section 401(a)(17) of the Code (i.e., $200,000 in 1989); provided however, that such limit shall be proportionately reduced in the case of a limitation year or Plan Year containing less than 12 months. If, during the limitation year or Plan Year, any of the Participant, the Participant's spouse, or a lineal descendant of the Participant who has not reached age 19 by the end of the year, is either (i) a Five-Percent Owner or
(ii) a Highly Paid Employee who is among the Employer's 10 most highly compensated Employees, then the foregoing limitation shall be allocated among such individuals in proportion to their actual compensation in accordance with section 414(q)(6) of the Code and applicable Treasury Regulations.

     "Matching Period" means the 12 month period ending on the last day of the Plan Year.

4.6  Conditions as to Contributions.

     Employers' contributions shall in all events be subject to the limitations set forth in section 6. Contributions may be made in the form of cash, or securities and other property to the extent permissible under ERISA, including securities of the Employer or an affiliate, and shall be held by the Trustee in accordance with the Trust Agreement.

     In addition to the provisions of section 14.3 for the return of an Employer's contributions in connection with a failure of the Plan to qualify initially under the Code, any amount contributed to the Trust Fund by an Employer due to a good faith mistake of fact, shall be returned to the Employer within one year after the contribution was originally made. No Employer shall make any contribution to the Trust Fund which is not currently deductible under section 404 of the Code (taking into account the aggregate limitation under section 401(a)(7) where the Employer also maintains a defined benefit plan), and any nondeductible contribution shall be returned to the Employer within one year after its nondeductibility has been finally determined. However, the amount to be returned shall be reduced to take account of any adverse investment experience within the Trust Fund in order that the balance credited to each Participant's Account is not less than it would have been if the contribution had never been made.

Section 5.  Employee Contributions and Rollovers.

5.1 Voluntary Contributions.

     Under the terms of this Plan as stated herein, Participants may not contribute any voluntary nondeductible contributions to the Trust Fund.

5.2  Rollovers and Transfers.

     Subject to section 14.5, any Employee who is, or is expected to become, a Participant in this Plan and who has received a distribution of his interest under another qualified retirement plan may, within 60 days after receiving the distribution, deliver it to the Trustee to be held in the Participant's Rollover Account, provided the distribution qualifies to be rolled over under section 402(a)(5) of the Code.

     If authorized by the Employee in accordance with the other plan, the Trustee shall accept a direct transfer of the Employee's interest from that plan for credit to the Employee's Rollover Account. The Trustee may also accept a direct transfer from another plan which is not authorized by the Employee, provided the transferor plan has never been subject to the requirements of section 401(a)(11) of the Code, and provided further that none of the amounts transferred represent elective deferrals by the Employee under a cash or deferred arrangement within the meaning of section 401(k) of the Code unless the transfer is made on account of the Employee's termination from a prior employer's service.

     If such an Employee has previously rolled over a distribution from a qualified retirement plan into an individual retirement account or annuity pursuant to section 402(a)(5), he may withdraw his interest in that account or annuity and deliver it to the Trustee for credit to the Employee's Rollover Account, provided such transfer satisfies the requirements of section 408(d)(3) of the Code.

     All such transfers of interests from other retirement plans or individual retirement accounts or annuities shall be subject to any reasonable, nondiscriminatory rules and limitations established from time to time by the Administrator. Any cash portion of a transfer shall be held initially as a segregated account described in section 7.4, and shall then be transferred into the general Trust Fund and credited to the Participant's Rollover Account as of the last day of the Valuation Period in which it is delivered. Any portion of a distribution received in kind which the Participant desires and the Administrator agrees to retain in that form, shall be held permanently as a segregated account described in section 7.4.

     A Participant may request to withdraw an amount from his Rollover Account on the following terms and conditions:

          5.2-1 Any request to withdraw shall be made by written application to the Administrator at least 30 days prior to the date of the proposed withdrawal. If, pursuant to section 11.3, an annuity for life is a permitted form of distribution, and if the Participant is married and the value of his Account exceeds $3,500, his Spouse must consent to such withdrawal by co-signing his notice of withdrawal. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the withdrawal is to occur. The consent must be in writing, must acknowledge the effect of the withdrawal, and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that withdrawal.

          5.2-2 Any withdrawal shall be charged to the Rollover Account as of the first day of the Valuation Period in which the withdrawal is made unless such Account is a segregated account as described in section 7.4.

          5.2-3 In no event may the amount withdrawn cause the total vested balance credited to a Participant's Account to be less than twice the amount of the sum of any outstanding loans of the Participant pursuant to section 8.2.

Section 6.  Limitations on Contributions for Participants.

6.1 Limitation on Annual Additions.

     Notwithstanding the provisions of sections 4 and 5, the annual addition to a Participant's accounts under this Plan and under any other qualified retirement plans and simplified employee pensions maintained by the Employers or an affiliate (within the purview of sections 414(b), (c), (m), and (o) and section 415 (h) of the Code, which affiliate shall be deemed an Employer for this purpose) shall not exceed for any Plan Year an amount equal to the lesser of (i) the dollar limitation currently in effect under section 415(c) of the Code (i.e. $30,000 for 1989); or(ii) 25 percent of the Participant's Total Compensation for any such limitation year.

     For purposes of this section 6, the "annual addition" to a Participant's accounts means the sum of (i) the Employer contributions and forfeitures allocated to his accounts (including, solely for purposes of the dollar limitation, contributions to any individual medical benefits account described in section 415(l)(2) or 419A(d)(2) of the Code), plus (ii) for any limitation year beginning before 1987, the lesser of one-half of the Participant's voluntary contributions credited within the limitation year, or the excess of his after-tax contributions over six percent of his Total Compensation for that year, plus (iii) for any limitation year beginning after 1986, the Participant's total after-tax contributions for that year. The annual addition for a Participant shall include any excess contributions subsequently returned to the Participant by the Trustee pursuant to section 6.4, provided however, that (i) it shall not include any excess contributions attributable to a reasonable error which are returned, reallocated, or credited to a suspense account pursuant to section 6.4-1, and (ii) it shall not include any elective deferrals in excess of the dollar limit applicable under section 4.2 which are returned to the Participant in accordance with section 6.4-3.

     The $30,000 and $90,000 dollar limitations referred to in this section 6 shall, for each limitation year ending after 1987, be automatically adjusted to the new dollar limitations determined by the Commissioner of Internal Revenue for the calendar year beginning in that limitation year. A "limitation year" means each 12-month period beginning on January 1.

6.2  Coordinated Limitation With Other Plans.

         Aside from the limitation prescribed by section 6.1 for any single limitation year, if a Participant has ever participated in one or more defined benefit plans maintained by an Employer or an affiliate, and if the Participants under any such plan have not been limited so that his defined benefit fraction does not exceed one minus his defined contribution fraction then the annual additions to his accounts shall be limited on a cumulative basis so that the sum of his defined contribution plan fraction and his defined benefit plan fraction does not exceed one. For this purpose:

          6.2-1 A Participant's "defined contribution plan fraction" with respect to a limitation year shall be a fraction, (i) the numerator of which is the sum of the annual additions to his accounts through the end of the current limitation year under all qualified retirement plans and simplified employee pensions ever maintained by an Employer (whether or not terminated) and (ii) the denominator of which is the sum of the least of the following amounts determined for the current year and each prior year of the Participant's Service with an Employer: (a) 1.25 times $30,000, (or, if greater, 25 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Code), or (b) 1.0 times such dollar limitation if the Plan is either super top-heavy, or the Plan is top-heavy and the minimum benefits required pursuant to section 416(h)(2) of the Code and regulation thereto have not been provided, or (c) 35 percent of the Participant's Total Compensation for such year. However, the denominator of the defined contribution plan fraction shall be determined instead pursuant to the special transition rule set forth in section 415(e)(6) of the Code if the Administrator so elects.

          If the Participant participated in any related defined contribution plan in any years beginning before 1976, any excess of the sum of the actual annual additions to the Participant's account for those years over the maximum annual additions which could have been made in accordance with section 6.1 shall be ignored, and voluntary contributions by the Participant during those years shall be taken into account as to each such year only to the extent that his average annual voluntary contribution in those years exceeded 10 percent of his average annual Total Compensation in those years.

          In the case of any Participant covered by one or more defined contribution plans established by May 6, 1986, for whom the sum of his defined contribution plan fraction and defined benefit plan fraction on the day preceding January 1, 1987, did not exceed one under the rules of section 415(e) of the Code in effect on that date but did exceed one under the rules becoming effective on January 1, 1987, his defined contribution plan fraction shall be permanently reduced by subtracting from the numerator an amount equal to the product of (a) the excess of the sum of such fractions on January 1, 1987, over one, multiplied by (b) the denominator of the defined contribution plan fraction on that date. No changes in the terms of any plan after May 5, 1986, shall be taken into account in making such an adjustment.

          6.2-2 A Participant's "defined benefit plan fraction" with respect to a limitation year shall be a fraction, (i) the numerator of which is his projected annual benefit payable at normal retirement under all defined benefit plans maintained by the Employer (whether or not terminated), and
     (ii) the denominator of which is the least of (a) 1.25 times $90,000, or
     (b) 1.0 times such dollar limitation if the Plan is either super top-heavy, or the Plan is top-heavy and the minimum benefits required pursuant to section 416(h)(2) of the Code and regulations thereto have not been provided, or (c) 1.4 times the Participant's average Total Compensation during his highest-paid three consecutive limitation years.

          For this purpose, the projected annual benefit shall be the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) which the Participant will receive, assuming his Service will continue until normal retirement age under the plan (or current age, if later), and that compensation and all other relevant factors used to determine benefits under the plan will remain constant through such date.

          Notwithstanding the foregoing, in the case of any Participant covered on or before January 1, 1987, by one or more defined benefit plans established by May 6, 1986, which satisfied the requirements of section 415 for all years beginning before 1987, the denominator of his benefit plan fraction shall in no event be less than 125 percent of the sum of the annual benefits which he had accrued as of January 1, 1987, disregarding any changes in the terms of any plan after May 5, 1986.

6.3  Limitations to Avoid Discrimination.

     The contributions credited to the Elective, Matching, and Voluntary Accounts under section 4.2, 4.3, and 5.1 of Participants who are Highly Paid Employees for any Plan Year shall be limited as follows:

          6.3-1 For this purpose, with respect to any Plan Year, "Participants" shall include each individual who was eligible for any Employer contribution (including Elective Deferrals under section 4.2) or to make any Employer after-tax contribution in that year, whether or not any contribution was made. Any Participant who is a member of the family (as defined in section 414(q) of the Code) of a Highly Paid Employee who either
     (i) owns more than five percent of the outstanding equity interest or voting interest in any Employer, or (ii) is one of the 10 most highly compensated Highly Paid Employees for the Plan Year, shall not be counted as a separate Participant, but his Compensation and any contributions on his behalf shall be treated as Compensation to and contributions on behalf of that Highly Paid Employee.

          6.3-2 The "deferral percentage" for each Participant shall be equal to the ratio of (i) the Employer contributions, if any, credited to his Elective Account for the Plan Year, to (ii) his Compensation for that year.

          6.3-3 The "contribution percentage" for each Participant shall be equal to the ratio of (i) the contributions, if any, credited to his Matching and Voluntary Accounts for the Plan Year, to (ii) his Compensation for that year. A Participant's contribution percentage shall be computed without regard to any contributions which exceed the limit described in section 6.1, are attributable to a reasonable error, and are returned pursuant to section 6.4-1.

          6.3-4 Employee contributions shall not be counted in computing the contribution percentage for a Plan Year if they are made after the end of the year; Employer contributions shall not be counted in computing the deferral and contribution percentages for a Plan Year if the contributions are made more than 12 months after the end of the year.

          In the case of any Highly Paid Employee who is eligible to make elective deferrals or after-tax contributions or to receive Employer matching contributions under any other qualified retirement plan maintained by an Employer, his deferral percentage and contribution percentage for this and each other such plan shall be determined as if such contributions under all such plans were made under each plan. If any other such plan has a different plan year from this Plan, the contributions for plan years ending within the same calendar year shall be aggregated. A Participant's "compensation" for this purpose shall be determined by the Administrator in a manner consistent with section 414(s) of the Code, provided the same definition is applied to all Participants in any Plan Year.

          If this Plan satisfies the requirements of section 401(a)(4), 401(m), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy any of such requirements only if aggregated with this Plan, then the deferral percentage and the contribution percentage of each participant in such plans shall be determined as if they were a single plan.

          The Administrator may elect to treat all or a portion of the Employer contributions to Participants' Matching and Regular Accounts under section
     4.3 and 4.4 for a Plan Year as elective deferrals for purposes of determining Participants' "deferral percentages", in which event those contributions to Participants Matching Accounts under section 4.3 which are so treated shall not be included in determining Participants' "contribution percentages". Further, the Administrator may elect to treat all of part of the Employer contributions to Participants' Elective and Regular Accounts under section 4.3 and 4.4 for a Plan Year as matching contributions for purposes of determining Participants' "contribution percentages". However such elections may be made only if the conditions set forth in Treasury Regulations sections 1.401(k)-1(b)(5) and 1.401(m)-1(b)(4) are satisfied.

          6.3-5 The contributions credited for Highly Paid Employees shall be limited so that each of the following conditions which is applicable is satisfied:

               (a) For each Plan Year, either (i) the average deferral percentage among the Highly Paid Employees is not more than 1.25 times the average deferral percentage among all other Participants, or (ii) the average deferral percentage among the Highly Paid Employees is not more than 2 times the average deferral percentage among all other Participants, and the former percentage is not more than 2 percentage points above the latter percentage.

               (b) For each Plan Year, either (i) the average contribution percentage among the Highly Paid Employees is not more than 1.25 times the average contribution percentage among all other Participants, or
          (ii) the average contribution percentage among the Highly Paid Employees is not more than 2 times the average contribution percentage among all other Participants, and the former percentage is not more than 2 percentage points above the latter percentage.

               (c) For each Plan Year, the sum of the average deferral percentage plus the average contribution percentage of the Participants who are Highly Paid Employees is not more than the greater of:

                    (i) the sum of (A) 1.25 times the lesser of (1) the average deferral percentage and the average contribution percentage for the other Participants plus (B) the lesser of (1) the greater of those two percentages for the other Participants increased by 2 percentage points and (2) the greater of those two percentages multiplied by 2; and

                    (ii) the sum of (A) 1.25 times the greater of the average
               deferral percentage and the average contribution percentage for the other Participants plus (B) the lesser of (1) the lesser of those two percentages for the other Participants increased by 2 percentage points and (2) the lesser of those two percentages multiplied by 2.

6.4  Compliance With Limitations.

     The Administrator and Employers shall take such action as may be necessary from time to time to assure compliance with the limitations set forth in sections 6.1, 6.2, 6.3, and 4.2. Specifically:

          6.4-1 The Administrator shall use its best efforts to see that the Employers and Participants restrict their contributions for any Plan Year to an amount which, taking into account the amount of available forfeitures, may be completely credited to the Participants consistent with the limitations set forth in sections 6.1 and 6.2.

          Where those limitations would otherwise be exceeded with respect to any Participant in a limitation year, the Administrator shall first cause the Trustee to return the Participant's after-tax voluntary contributions, if any, to the extent necessary to satisfy the limitations. If the limitations cannot be satisfied by returning all of the Participant's after-tax contributions, the Administrator shall cause the Trustee to return the Employer contributions otherwise allocable to the Participant (as nondeductible contributions described in section 4.6) to the extent necessary to satisfy the limitations; in such event, the Participant's elective deferrals shall be returned before any of the Employer's own contributions, or if the election deferrals were subject to matching Employer Contributions, the Administrator shall require first the return of the Participant's elective deferrals which were not eligible for matching Employer contributions pursuant to section 4.3, then the return of the Participant's elective deferrals and associated Employer matching contributions in the same proportion in which they were made, and finally the return of other Employer contributions.

          Where the limitations cannot be satisfied by returning Employer contributions (such as where the contributions may no longer be returned pursuant to section 4.6, or where the limitations are being exceeded on account of other Participants' forfeitures rather than Employer contributions), the excess amount shall be held in a Suspense Account to be allocated in lieu of any Employer contributions in future years until it is eliminated, and to be returned to the Employer if it cannot be credited consistent with these limitations before the termination of the Plan.

          6.4-2 In the case of a potential failure to satisfy any anti-discrimination limitation in section 6.3-5:

               (a) With respect to the separate limitations in paragraphs 6.3-5(a) and (b) the Administrator shall first reduce the deferral or contribution percentage of those Highly Paid Employees having the highest percentage to the level of those having the next highest percentage, and then, if necessary, reducing the deferral or contribution percentage of all Highly Paid Employees at that level to the level of those having the next highest percentage, and so on until the limitation is satisfied for the Plan Year. With respect to the combined limitation in paragraph 6.3-5(c), the Administrator shall reduce the contribution percentages of the Highly Paid Employees before reducing their deferral percentages.

               (b) To the extent possible, the Administrator shall reduce a Highly Paid Employee's deferral or contribution percentage by modifying his elections and curtailing further contributions under sections 4.2, 4.3, and 5.1 on his behalf for the Plan Year.

               However, if this is insufficient with respect to the Employee's deferral percentage for a Plan Year, the Administrator shall cause a portion of the Employee's elective deferrals already made under section 4.2 to be recharacterized as after-tax contributions to the extent the Employee could have made such after-tax contributions without exceeding any limitation under the Plan, provided (i) such amounts are treated as additional taxable income to the Employee for the taxable year in which the deferrals were made, (ii) the amounts involved are determined and all affected Employees are notified no later than 2-1/2 months after the end of the Plan Year, and (iii) the Employer has not suspended the after-tax contribution feature for that year pursuant to section 14.5. Any such recharacterized contributions shall remain credited to the Employee's Elective Account and subject to the restrictions on distributions under this Plan applicable to the Employee's elective deferrals.

               Where a Highly Paid Employee's deferral or contribution percentage cannot be adequately reduced by curtailing further contributions during the Plan Year or by recharacterizing elective deferrals as after-tax contributions, the Administrator shall cause the Trustee to return to the Employee a portion of the contributions credited to his Elective or Voluntary Account, as adjusted for the investment gains or losses attributable to such excess contributions, and to reallocate to other Participants any Employer contributions previously credited to the Employee's Matching Account under section
          4.3 on the basis of such elective deferrals as are returned to the Employee.

               Any such distributions to correct excessive contributions in a Plan Year shall be made as soon as practicable, but in no event later than the end of the following Plan Year, and shall be adjusted for the investment gains or losses attributable to such excess contributions up to the last day of the Plan Year preceding the date of distribution. Such adjustment shall be equal to the total income or loss credited to the Participant's Account for the Plan Year in which the excess contributions were made, multiplied by the ratio of the amount of excess contributions being returned to the total balance in the applicable Account as of the last day of the plan year (determined without regard to the year's income or loss).

               (c) In lieu of the Administrator's causing the limitations under section 6.3 to be satisfied for a Plan Year by recharacterization of excess elective deferrals as employee contributions or by return of excess elective deferrals or employee contributions and reallocation of matching contributions with respect to one or more Highly Paid Employees, the Employers may elect to make an additional, special contribution under section 4.4 to be credited to the Elective Accounts of the Active Participants other than Highly Paid Employees in proportion to their amounts of Compensation.

          6.4-3 In the case of a Participant who notifies the Administrator in writing that his elective deferrals under section 4.2 during his current or preceding taxable year have caused him to exceed the applicable limitation under section 402(g) of the Code, the Administrator shall cause the Trustee to return to the Participant a portion of the deferrals credited to his Elective Account during that year, as adjusted for the investment gains or losses attributable to such excess deferrals in accordance with section 6.4-2(b). (A Participant shall be deemed to have given such notice if the Administrator determines that excess deferrals have occurred under this Plan and any other cash or deferred arrangement maintained by Employers, without regard to the Participant's elective deferrals under any other employers' plans.) However, such a distribution may be made only if the Participant so notifies the Administrator, and the payment to the Participant by the Trustee is effected no later than the April 15th immediately following the Participant's taxable year in which the limitation has been exceeded.

Section 7.  The Trust Fund and Its Investment.

7.1 Creation of the Trust Fund.

     All amounts received under this Plan from Employers, Participants, other qualified plans, and investments shall be held as the Trust Fund pursuant to the terms of this Plan and of the Trust Agreement between the Company and the Trustee. The benefits described in this Plan shall be payable only from the assets of the Trust Fund, and none of the Company, any other Employer, its board of directors, its stockholders, its officers, its partners, its employees, its proprietors, the Administrator, or the Trustee shall be liable for the payment of any benefit under this Plan except from the Trust Fund.

7.2  Responsibility for Investments.

     The Trustee shall have full responsibility for the investment of the Trust Fund, except to the extent such responsibility may be delegated from time to time to one or more investment managers pursuant to section 2.2 of the Trust Agreement or to Participants pursuant to section 5.2, 7.3, 7.4 or 11.10.

7.3  Individual Investment Selection.

From time to time the Administrator may divide the Trust Fund into two or more separate funds having different investment objectives and policies in order to permit the Participants to allocate their Accounts among the separate funds in accordance with their individual preferences. All or a portion of any fund may be managed by an investment manager pursuant to section 2.2 of the Trust Agreement and may be committed to an appropriate investment fund maintained by a banking or other financial institution or by an insurer under an insurance contract.

     Any such separate fund shall be treated as "the Trust Fund" for purposes of allocating its investment experience pursuant to section 9 among the portions of Participants' Accounts committed to that fund. While any separate funds are maintained, the Administrator shall establish reasonable rules and procedures for Participants to direct the investment of their Accounts and to change those directions on an annual or more frequent basis.

     Further, the Administrator may arrange to have the Trust Fund held in two or more investment funds maintained by a bank, brokerage firm, or other financial institution, or by an insurer under an insurance contract, under which each Participant's Account shall be maintained as one or more separately stated accounts within the one or more funds which the Participant selects from time to time. To the extent that any such arrangement automatically provides individual accounting for additions and withdrawals and regular updating of the Participant's account values, any inconsistent provisions of this Plan regarding adjustments to the values of Participants' Accounts shall be deemed superseded by the terms of that arrangement.

     In all events, the Administrator shall have the right, exercisable upon reasonable notice to the Participants, to add or eliminate a separate fund, to change any of the terms or conditions or the rules and procedures established in connection with the funds, and to terminate all of the separate funds and the Participants' rights to direct the investment of their Accounts.

7.4  Segregated Accounts.

     Any portion of a Participant's Account under the Plan which is segregated from the general Trust Fund and individually invested shall be treated as a separate fund, to be credited with all income and gains and charged with all losses and transaction costs attributable to its own investments. Any such fund shall not share in any gain or loss of the Trust Fund, except that the separate fund shall be charged with its proportionate share of general administrative expenses paid from the Trust Fund pursuant to section 15.4.

Section 8.  Use of Accounts During Service

8.1 Withdrawal from Elective Account.

     Subject to section 14.5, any Participant may request to withdraw an amount from his Elective Account (his "Account" for purposes of this section) on the following terms and conditions:

          8.1-1 Any request to withdraw shall be made by written application to the Administrator at least 30 days prior to the date of the proposed withdrawal. However, the Administrator in its discretion may authorize the withdrawal on less than 30 days notice. If the Participant is married, he may not apply for or receive any withdrawal within the 90-day benefit selection period described in section 11.2. A Participant shall be suspended from making any further contributions under section 4.2 or 5.1 (and under any other qualified or nonqualified plan of deferred compensation maintained by the Employers) from the date of withdrawal until the first Entry Date which is more than 12 months after the withdrawal.

          8.1-2 Any withdrawal from an Account shall be charged to the Account as of the first day of the Valuation Period in which the withdrawal is made.

          8.1-3 The amount withdrawn may not cause the Participant's Account balance to be less than twice the amount of any outstanding loans to the Participant under section 8.3. The amount withdrawn from the Participant's Elective Account in any Plan Year shall not exceed the cumulative contributions credited to that Account, plus any investment earnings credited through December 31, 1988, but ignoring any investment earnings credited after that date, and shall not include any special contributions made by his Employer pursuant to section 6.4-2(c).

          8.1-4 A Participant who has not reached age 59 1/2 may only request a withdrawal to meet an immediate and heavy financial need arising on account of: (i) an injury, illness, or death within his family, including any medical expenses (within the meaning of section 213(d) of the Code) which have been or need to be incurred for the Participant, his Spouse, or any dependents (within the meaning of section 152 of the Code); (ii) a casualty loss or a legal judgement or liability which the Participant, as a legal or practical matter, has no choice but to cover or pay; (iii) an accumulation of debts which the Participant is unable to pay as they fall due and which if not paid are likely to lead to defaults, loss of credit standing, or legal action by the creditors; (iv) the initial purchase of a principal residence for the Participant (excluding the cost of furnishings and normal mortgage and other periodic payments falling due after the purchase); (v) a delinquency in mortgage or rental payments for the Participant's principal residence which must be cured promptly to avoid foreclosure or eviction; or
     (vi) tuition expenses for the next 12 months of post-secondary school education for the Participant, his Spouse, or one of his children or other dependents. In addition, a withdrawal for any such purpose shall not exceed that portion of the total amount actually required to cover the Participant's financial need which the Participant is unable to satisfy from other resources that are reasonably available to him. For this purpose, there shall be taken into account the Participant's additional tax liabilities due to the withdrawal.

          8.1-5 A Participant requesting a withdrawal shall submit whatever information the Administrator may ask for regarding the circumstances of his request. The Administrator may rely (provided such reliance is reasonable in view of other facts known by the Administrator) upon the Participant's representation that he is unable to satisfy his financial need from other resources if the Participant states that the need cannot be relieved (i) through reimbursement or compensation from insurance or another party, (ii) by borrowing from normal commercial sources on reasonable terms (which shall exclude any loan requiring interest in excess of 1.5 times the current applicable federal mid-term rate under section 1274 of the Code), (iii) by a liquidation of other readily saleable assets (excluding any liquidation which would itself to further serious hardship),
     (iv) by suspension of the Participant's contributions to this or any other retirement or savings plan or program, or (v) by other distributions (excluding any similar hardship withdrawal) or loans from this or any other retirement or savings plan or program.

          8.1-6 In approving or denying requests for withdrawals, the Administrator shall treat all Participants in a uniform and nondiscriminatory manner.

8.2  Withdrawals from Voluntary Accounts.

     A Participant may not withdraw any amounts from his Voluntary Account.

8.3  Loans to Participants.

     Subject to section 14.5, any Participant in active Service may borrow from his Elective Account on the following terms and conditions:

          8.3-1 Any request to borrow shall be made by written application to the Administrator at least 30 days prior to the date of the proposed loan. If, pursuant to section 11.2, an annuity for life is a permitted form of distribution, and if the Participant is married, his Spouse must consent to such loan by co-signing his loan application and his promissory note as delivered to the Trustee, to evidence their joint acceptance and liability for repayment. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the account balance is used for renegotiation, extension, renewal, or other revision of the loan.

          8.3-2 The outstanding loans to a Participant under this Plan and the plans of any other employers which are deemed commonly controlled or affiliated within the meaning of section 414(b), (c), (m) and (o) of the Code shall not exceed the lesser of (i) $50,000 and (ii) 50 percent of his vested interest in the balance credited to his Account under the Plan. The $50,000 limit in the preceding sentence shall be reduced by the excess, if any, of (i) the highest outstanding balance of such loans during the past 12 months over (ii) the presently outstanding balance. The loans shall not exceed an amount which the Participant demonstrates to the Administrator's satisfaction that he will be able to repay at his current level of compensation.

          8.3-3 Any loan shall be automatically secured by the Participant's interest under the Plan to the extent of the outstanding principal and accrued interest on the loan, and the existence of that security interest shall not be deemed prohibited by the provisions of section 15.2. Further, the Administrator may require the Participant to pledge other tangible or intangible property as security for a loan, to the extent the Administrator deems it prudent and appropriate.

          8.3-4 Any loan shall bear a reasonable rate of interest to be determined by the Administrator based on prevailing commercial rates. A loan shall be repayable by regular payroll deductions or in substantially equal monthly or quarter-annual installments over a period not exceeding five years. However, the term of a loan may be for up to 30 years if the proceeds will be used to acquire any dwelling unit which will be used within a reasonable time as a principal residence of the Participant.

          8.3-5 In all events, a loan shall become due and payable upon either
     (i) the Participant's termination of Service, or (ii) the termination of the Plan. Any loan not repaid in accordance with its terms shall be treated as in default and, until satisfied by payment from the Participant or by the Trustee's receipt of proceeds on the disposition of collateral, shall bear interest thereafter at 125% of the rate initially applicable. In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the plan.

          8.3-6 In exercising its responsibilities under this section, the Administrator shall assure that loans are made available to all Participants on a reasonable equivalent basis and in a nondiscriminatory manner.

          8.3-7 No loans will be made to any shareholder-employee or Owner-Employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (S corporation) who owns (or is considered as owning within the meaning of section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

          8.3-8 The minimum initial amount of any loan shall be $1,000.00.

Section 9.  Adjustments to Accounts.

9.1 Adjustments for Transactions.

     Each Participant's Regular Account shall be adjusted for Employer contributions and other Participants' forfeitures under section 4, Employee contributions and transfers under section 5, withdrawals, loans, premiums under section 8, restorals under section 10, and benefit payments under section 11.

9.2  Valuation of Trust Fund.

     As of each Valuation Date, the Trustee shall prepare a balance sheet of the general Trust Fund, recording each asset (including any contribution receivable from an Employer) and liability at its fair market value. Any liability with respect to short positions or options and any item of accrued income or expense and unrealized appreciation or depreciation shall be included; provided, however, that such an item may be estimated or excluded if it is not readily ascertainable unless estimating or excluding it would result in a material distortion.

     The Administrator shall then determine the net gain or loss of the Trust Fund since the preceding Valuation Date, which shall mean the entire income of the Trust Fund, including realized and unrealized capital gains and losses, net of any expenses to be charged to the general Trust Fund and excluding any contributions by the Employer and by Participants. The determination of gain or loss shall be consistent with the balance sheets of the Trust Fund for the current and preceding Valuation Dates.

     For purposes of this section and section 9.3, the value of any segregated portion of a Participant's Account shall not be considered an asset of the general Trust Fund and its value shall be excluded from the balance of the Account in determining and allocating the net gain or loss of the general Trust Fund.

9.3  Adjustments for Investment Experience.

     Any net gain or loss of the general Trust Fund during a Valuation Period, as determined pursuant to section 9.2, shall be allocated as of the last day of the Valuation Period among the Participants' nonsegregated Accounts in proportion to the opening balance in each Account as adjusted for withdrawals, loans, premium payments, benefit payments, and forfeitures during the Valuation Period.

     If, pursuant to section 7.3, the Participants' Accounts are maintained as separately stated accounts within a number of investment funds maintained by a bank, brokerage firm, or other financial institution, or by an insurer under an insurance contract, under an arrangement providing for automatic individual accounting and regular updating of the Participant's account values, each Participant's Account shall be adjusted solely in accordance with such procedures as may be applicable from time to time under the terms of that arrangement, and the foregoing provisions of this section 9 shall be deemed superseded.

Section 10.  Vesting of Participants' Interests.

10.1 Immediately Vested Accounts.

     A Participant's interest in his Elective, Voluntary, Rollover and Matching Accounts shall at all times be fully vested and nonforfeitable for any reason.

     10.2 Deferred Vesting in Accounts. A Participant's vested interest in his Regular Account shall be based on his Vesting Years in accordance with the following table, subject to the balance of this section 10.

           VESTING YEARS                    PERCENTAGE OF INTEREST VESTED
           -------------                    -----------------------------
            fewer than 5                                 0%
             5 or more                                 100%

     However, in the case of a Participant whose vested interest is to be determined in a Top-Heavy Year, it shall instead be based on the following "top-heavy table":

           VESTING YEARS                    PERCENTAGE OF INTEREST VESTED
           -------------                    -----------------------------
            fewer than 3                                 0%
             3 or more                                 100%

     If the applicable vesting schedule under the Plan for any Plan Year is less favorable to a Participant than the applicable vesting schedule for any previous Plan Year (whether on account of an amendment of the Plan or the Plan's change in status from top-heavy to not top-heavy), the Participant's vested interest shall be no less than (i) his vested interest as of the last day of such previous Plan Year, if he had fewer than three Vesting Years at that date, or
(ii) his vested interest determined under the applicable schedule for the previous Plan Year, if he had three or more Vesting Years at that date.

10.3  Computation of Vesting Years.

     For purposes of this Plan, a "Vesting Year" means each 12 consecutive month period beginning January 1 in which an Employee has at least 1,000 Hours of Service, beginning with his initial Service with any Employer, and including certain Service with other entities as provided in the definition of "Service." However, a Participant's Vesting Years shall be computed subject to the following conditions and qualifications:

     - Unless otherwise specifically excluded, a Participant's Vesting Years shall include any period of active military duty to the extent required by the Military Selective Service Act of 1967 (38 U.S.C.
          Section 2021).

     - A Participant's vested interest accumulated before a Break in Service shall be determined without regard to any Service after the Break. Further, if a Participant has a Break in Service before his interest has become vested to any extent, he shall lose credit for his Vesting Years before the Break.

10.4  Full Vesting Upon Certain Events.

     Notwithstanding section 10.2, a Participant's interest in his Account shall fully vest on the Participant's Normal Retirement Date, provided the Participant is in Service on or after that date. The Participant's interest shall also fully vest in the event that his Service is terminated by Disability or by death.

10.5  Full Vesting Upon Plan Termination.

     Notwithstanding section 10.2, a Participant's interest in his Account shall fully vest upon termination of this Plan or upon the permanent and complete discontinuance of contributions by his Employer. In the event of a partial termination, each affected Participant's interest shall fully vest with respect to that part of the Plan which is terminated.

10.6  Forfeiture, Repayment, and Restoral.

     If a Participant's Service terminates before his interest in his Account is fully vested, that portion which has not vested shall be forfeited if he either
(i) has a Break in Service, or (ii) receives the distribution of his entire vested interest pursuant to section 11. For this purpose, a Participant whose vested interest is zero shall be considered to have received the distribution of his vested balance on the day his Service terminated.

     If a Participant returns to Service before he has a Break in Service, he may repay to the Trustee an amount equal to the distribution, disregarding any portion of the distribution from his Voluntary and Rollover Accounts. The Participant may repay such amount at any time within the five years after he has returned to Service. The amount shall be credited to his applicable Account as of the last day of the Plan year in which it is repaid; an additional amount equal to the portion of his applicable Account which was previously forfeited shall be restored to his Account at the same time from other Employees' forfeitures or by a special contribution from his Employer for that year. For this purpose, a Participant with no vested interest in the portion of his Account which was previously forfeited shall be deemed to have repaid his entire vested interest in such account on the date of his return to Service.

     In the case of a terminated Participant who does not receive a distribution of his entire vested interest and whose Service resumes after a Break in Service, any undistributed vested balance from his prior participation shall be maintained as a fully vested subaccount within his applicable Account.

10.7  Accounting for Forfeitures.

     A forfeiture shall be charged to the Participant's Account as of the first day of the first Valuation Period in which the forfeiture becomes certain pursuant to section 10.6. A forfeiture from a Participant's Regular Account shall be added to the contributions of the terminated Participant's Employer which are to be credited to other Participants pursuant to section 4.4 and 4.5 as of the last day of the Plan Year in which the forfeiture becomes certain.

10.8  Vesting and Nonforfeitability.

     A Participant's interest in his Account which has become vested shall be nonforfeitable for any reason.

Section 11.  Payment of Benefits.

11.1 Time of Distribution to Participants.

     A Participant whose Service ends for any reason other than death shall receive the vested portion of his Account balance or the first periodic payment of such balance, as the case may be, on a benefit commencement date which shall be on or before the 60th day following the last day of the Plan Year in which his Service ends. However, if the balance credited to his Account exceeds $3,500, his benefits shall not be paid before his Normal Retirement Date unless he elects an earlier commencement date in a written election filed with the Administrator.

     In all events, a Participant's benefits shall commence by the April 1st of the calendar year following the calendar year in which he reaches age 70 1/2.

11.2  Benefit Amounts and Forms for Participants.

     A Participant's benefits shall be calculated on the basis of the most recent Valuation Date before the date of payment, except to the extent the benefits are based upon separately stated account values determined under an investment arrangement described in section 7.3, or upon assets held in the Participant's segregated Account described in section 7.4.

     A Participant's benefits will be payable in a single lump sum unless the vested amount credited to his Account exceeds $3,500, and he has had a Break in Service or he has become fully vested in his Regular Account, in this event he may elect to receive his benefits in the form of annual installments. Any such installments (except possibly the last) must equal at least $1,000, and shall be payable for a specified number of years, or for a number of years equal to the Participant's life expectancy or to his and his Beneficiary's joint and last survivor life expectancy. (Any life expectancy shall be based on the expected return multiples in Tables V and VI of Treasury Income Tax Regulation section 1.79-9). A Participant shall elect whether his life expectancy, or his and his Beneficiary's joint and last survivor life expectancy if his Spouse is his Beneficiary, is to be computed only once when benefits commence, or is to be recomputed immediately prior to each payment (which will be presumed if the Participant fails to make an election by the benefit commencement date). Each installment shall be equal to (i) the balance credited to the Participant's Account, divided by (ii) the number of annual installments which remain to be paid (including the current payment being computed).

     A Participant's election shall be filed with the Administrator during an election period beginning 90 days before the date on which benefit payments are to begin and ending on the later of (i) the benefit commencement date or (ii) the 90th day after the Administrator has delivered to the Participant the applicable information regarding his benefit form election. However, a Participant may at any time, whether before or after the end of the election period, change the designated Beneficiary of any benefits which may remain payable after the Participant's death.

     Where a Participant elects to receive installments over a period measured by the joint and last life expectancy of the Participant and a Beneficiary other than the Spouse, such period may not extend beyond the Participant's 96th birthday.

11.3  Benefits on a Participant's Death.

     If a Participant dies after his benefits have begun to be paid in installments or as an annuity pursuant to section 11.1, the benefits shall continue to be paid in the form elected by the Participant, except to the extent that his Beneficiary may exercise a right granted by the Participant to elect a more rapid distribution of benefits.

     If a Participant dies before his benefits have been paid or have begun to be paid, the balance credited to his Account shall be paid to his Beneficiary as he elected or, if applicable, as elected by the Beneficiary. The benefits shall be calculated on the basis of the most recent Valuation Date before the date of payment, except to the extent the benefits are based upon individual account values determined under an investment arrangement described in section 7.3, or upon the assets held in the Participant's segregated account described in section 7.4.

     A deceased Participant's benefits will generally be payable in a single lump sum. However, if the balance credited to a Participant's Account exceeds $3,500, he may elect at any time in lieu of a lump sum to have his Beneficiary receive all or any portion of the benefits in annual installments of at least $1,000, payable for five or fewer years, or if the Beneficiary is an individual, for not longer than the Beneficiary's life expectancy as of the Participant's death, each payment being equal to (i) the balance credited to the Participant's Account, divided by (ii) the number of annual installments which remain to be paid (including the current payment being computed). The foregoing elections shall also be available to the Beneficiary of any deceased Participant, provided it is made not later than 60 days after benefits become payable.

     If a Participant is married when he dies, then unless he has validly elected otherwise the Administrator shall cause the balance in his Account to be paid in a single lump sum to his Spouse. No election by a married Participant of a different Beneficiary or a different payment form (other than an annuity for the Spouse's remaining life) shall be valid unless the Participant files the election with the Administrator on or after the earlier of (i) the first day of the Plan Year in which he reached age 35, or (ii) the termination of the Participant's Service. Any such election must be accompanied by the Spouse's written consent, which (i) must acknowledge the effect of the election, (ii) must explicitly provide either that the designated Beneficiary and payment form may not subsequently be changed by the Participant without the Spouse's further consent, or that they may be changed without such consent, and (iii) must be witnessed by the Administrator, its representative, or a notary public. (This requirement shall not apply if the Participant establishes to the Administrator's satisfaction that the Spouse may not be located.)

     In this connection, the Administrator shall furnish to the Participant, by a reasonable time after the earlier of (i) the first day of the Plan Year in which the Participant reached age 32 or (ii) the termination of the Participant's Service, a written explanation in nontechnical language of the death benefit forms provided under this section 11.2, the Participant's right to elect a form and Beneficiary and revoke an election, and the relative effect of the different forms on the amounts to be received by any Beneficiary. If the Participant is married, the Administrator's written explanation shall describe the need for the Spouse to consent to the election of any death benefit other than a single lump sum payable to the Spouse or an annuity for the Spouse's remaining life.

     A lump sum benefit shall be paid no later than 60 days after the end of the Plan Year in which the Participant died; any other form of benefit shall commence by that date. In all events, whether pursuant to an election by the Participant or by the Beneficiary, all of the Participant's interest under this Plan shall be completely distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except in the case of death benefits payable to an individual Beneficiary, which may be paid over the Beneficiary's remaining lifetime or over a period certain not exceeding the Beneficiary's life expectancy at the Participant's death.

11.4  Election Formalities.

     Any election or revocation of a benefit form shall be in writing, signed by the Participant or, if applicable, by the Beneficiary, and delivered personally or by mail to the Administrator. The Administrator shall provide appropriate forms for benefit elections, but an election shall be valid whether or not it is made on the official form. For this purpose the Administrator shall see to the provision of the appropriate election forms to the Participant as soon as possible, following the date on which the Participant's Service was terminated. A Participant may modify such an election at any time, provided any new benefit commencement date is at least 30 days after a modified election is delivered to the Administrator.

11.5  Marital Status.

     The Administrator shall from time to time take whatever steps it deems appropriate to keep informed of each Participant's marital status. Each Employer shall provide the Administrator with the most reliable information in the Employer's possession regarding its Participants' marital status, and the Administrator may, in its discretion, require a notarized affidavit from any Participant as to his marital status. The Administrator, the Plan, the Trustees, and the Employers shall be fully protected and discharged from any liability to the extent of any benefit payments made as a result of the Administrator's good faith and reasonable reliance upon information obtained from a Participant and his Employer as to his marital status.

11.6  Proof of Ages.

     Each Participant shall furnish satisfactory proof of his age to the Administrator at least 30 days before the end of the election period described in section 11.2. Further, any Participant who is to receive his benefits in a form related to the life span of another individual shall furnish satisfactory proof of the individual's age to the Administrator by the same date.

11.7  Irrevocability of Elections.

     Except as provided in section 11.8, any election by a Participant as to his benefit form shall be irrevocable after the end of the election period described in section 11.2.

11.8  Waiver of Deadlines.

     The Administrator in its sole discretion may waive any time limitation prescribed for making or revoking an election, or for furnishing proof of ages. However, the Administrator may require as a condition of its waiver that the Participant furnish to the Administrator satisfactory evidence of his good health and the good health of any contingent annuitant, and demonstrate to the Administrator that its failure to waive a limitation would be unfair to the Participant or would cause him any undue hardship.

11.9  Delay in Benefit Determination.

     If the Administrator is unable to determine the benefits payable to a Participant or Beneficiary on or before the latest date prescribed for payment pursuant to sections 11.1, 11.2 or 11.3, the benefits shall in any event be paid within 60 days after they can first be determined, with whatever makeup payments may be appropriate in view of the delay.

11.10  Segregated Benefits.

     In the case of a Participant whose benefits are not paid within 60 days after the end of the second Valuation Period following the Plan Year in which his Service ends, or in the case of a Participant or Beneficiary who is to receive benefits in two or more installments, such Participant may notify the Administrator to direct the Trustee to segregate any balance retained in the Trust Fund in one or more individual accounts with a money market mutual fund or a banking institution, as the Participant or Beneficiary prefers, and such balance shall thereafter be treated as a segregated Account described in section
7.4. However, the Administrator shall not segregate any rollover amount which is already segregated as a directed investment pursuant to section 5.2 or 7.3.

11.11  Accounting for Benefit Payments.

     Any benefit payment shall be charged to the Participant's Account as of the first day of the Valuation Period in which the payment is made, except to the extent that benefits are based upon separately stated account values determined under an investment arrangement described in section 7.3, or upon the assets held in the Participant's segregated account described in section 7.4.

11.12  Payments in Cash.

     All benefits shall be paid in cash except in the case of assets held in a Participant's segregated Account, or in the case of assets held in a Participant's Regular Account, which distributions shall be in the form of whole shares of Company Stock, with fractional shares distributed in cash, or as otherwise agreed upon by the Administrator and the person entitled to the benefits. If authorized by the Participant, the Administrator may arrange for payment of the Participant's benefits directly to another qualified retirement plan fund in which he is a Participant subject to the terms of such other qualified retirement plan. With regard to distributions made on or after January 1, 1993, notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For this purpose:

          (i) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more, any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and any portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (ii) An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described is section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (iii) A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

          (iv) A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

Section 12.  Rules Governing Benefit Claims and Review of Appeals.

12.1 Claim for Benefits.

     Any Participant or Beneficiary who qualifies for payment of benefits may file a claim for his benefits with the Administrator on a form provided by the Administrator. Any election of an alternative benefit form, shall be filed not later than 30 days before the date on which the Participant or Beneficiary has been notified by the Administrator that the benefits are to begin. If a Participant or Beneficiary does not file a claim by such date, he shall be presumed to have filed a claim for payment of benefits in the standard form prescribed by section 11.2 or 11.3.

12.2  Notification by Administrator.

     Within 90 days after receiving a claim for benefits (or within 180 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary within 90 days after receiving the claim for benefits), the Administrator shall notify the Participant or Beneficiary whether the claim has been approved or denied. If the Administrator denies a claim in any respect, the Administrator shall set forth in a written notice to the Participant or Beneficiary: (i) each specific reason for the denial; (ii) specific references to the pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information which could be submitted by the Participant or Beneficiary to support this claim, with an explanation of the relevance of that material or information; and (iv) an explanation of the claims review procedure described in section 12.3.

12.3  Claims Review Procedure.

     Within 60 days after receiving notice from the Administrator that his claim for benefits has been denied in any respect, he may file with the Administrator a written notice of appeal setting forth his reasons for disputing the Administrator's determination. In connection with his appeal the Participant or Beneficiary or his representative may inspect or purchase copies of pertinent documents and records to the extent not inconsistent with other Participants' and Beneficiaries' rights of privacy. Within 60 days after receiving a notice of appeal from a prior determination (or within 120 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary and his representative within 60 days after receiving the notice of appeal), the Administrator shall furnish to the Participant or Beneficiary and his representative, if any, a written statement of the Administrator's final decision with respect to his claim, including the reasons for the decision and the particular Plan provisions upon which it is based.

Section 13.  The Administrator and Its Functions.

13.1 Authority of Administrator.

     The Administrator shall be the "plan administrator" within the meaning of ERISA and shall have exclusive responsibility and authority to control and manage the operation and administration of the Plan, including the interpretation and application of its provisions, except to the extent such responsibility and authority are otherwise specifically (i) allocated to the Company, the Employers, or the Trustee under the Plan and Trust Agreement, (ii) delegated in writing to other persons by the Company, the Employers, the Administrator, or the Trustee, or (iii) allocated to other parties by operation of law. The Administrator shall have no investment responsibility with respect to the Trust Fund except to the extent, if any, specifically provided in the Trust Agreement. In the discharge of its duties, the Administrator may employ accountants, actuaries, legal counsel, consultants, records keepers and other agents (who also may be employed by an Employer or the Trustee in the same or some other capacity) and may pay their reasonable expenses and compensation from the Trust Fund.

13.2  Identity of Administrator.

     The Administrator shall be one or more individuals, partnerships, and corporations (including an Employer) who shall be selected by the Company. Any individual, including a director, shareholder, officer, or employee of an Employer, shall be eligible to serve as the Administrator or part of the Administrator. The Company shall have the power to remove any person serving as the Administrator at any time without cause upon 10 days written notice, and any person may resign as Administrator at any time upon 10 days written notice to the Company. The Company shall notify the Trustee of any change in the identity of the Administrator.

13.3  Duties of Administrator.

     The Administrator shall keep whatever records may be necessary to implement the Plan and shall furnish whatever reports may be required from time to time by the Company. The Administrator shall furnish to the Trustee whatever information may be necessary to properly administer the Trust. The Administrator shall see to the filing with the appropriate government agencies of all reports and returns required of the plan administrator under ERISA and other laws.

13.4  Compliance with ERISA.

     The Administrator shall perform all acts necessary to comply with ERISA. Each individual member or employee of the Administrator shall discharge his duties in good faith and in accordance with the applicable requirements of ERISA.

13.5  Action by Administrator.

     If the Administrator consists at any time of a committee of three or more individuals, all actions of the Administrator shall be governed by the affirmative vote of a number of members which is a majority of the total number of members currently appointed, including any vacancies. The members of the committee may meet informally and may take any action without meeting as a group.

13.6  Execution of Documents.

     Any instrument executed by the Administrator shall be signed by any member or employee of the Administrator.

13.7  Adoption of Rules.

     The Administrator shall adopt such rules and regulations of uniform applicability as it deems necessary or appropriate for the proper administration and interpretation of the Plan.

13.8  Responsibilities to Participants.

     The Administrator shall determine which Employees have satisfied the eligibility requirements to enter the Plan. The Administrator shall furnish to each eligible Employee whatever summary plan descriptions, summary annual reports, and other notices and information may be required under ERISA. The Administrator shall maintain on its records for the Participants the separate Accounts that may be necessary in connection with their participation. The Administrator shall determine when a Participant or his Beneficiary has satisfied the requirement to receive benefits under the Plan. The Administrator shall furnish to each Participant or Beneficiary whatever information is required under ERISA (or is otherwise appropriate) to enable the Participant or Beneficiary to make whatever elections may be available pursuant to Sections 5, 7, 8 and 11 and the Administrator shall provide for the payment of benefits in the proper form and amount from the assets of the Trust Fund.

13.9  Alternative Payees in Event of Incapacity.

     If the Administrator finds at any time that an individual qualifying for benefits under this Plan is a minor or is incompetent, the Administrator may direct the benefits to be paid, in the case of a minor, to his parents, his legal guardian, a custodian for him under the Uniform Transfers to Minors Act, or the person having actual custody of him, or, in the case of an incompetent, to his spouse, his legal guardian, or the person having actual custody of him, the payments to be used for the individual's benefit. To the extent that the Plan's obligation to the individual has been discharged by the purchase and distribution of an annuity contract from an insurer, the insurer shall assume the Administrator's authority and responsibility with respect to the benefits. The Administrator, the Trustee, and any insurer shall not be obligated to inquire as to the actual use of the funds by the person receiving them under this section 13.9, and any such payment shall completely discharge the obligations of the Plan, the Trustee, the Administrator, the Company, the Employers, and the insurer to the extent of the payment.

13.10  Indemnification by Employers.

     Except as separately agreed in writing, the Administrator, and any member or employee of the Administrator, shall be indemnified and held harmless by the Employers, jointly and severally, to the fullest extent permitted by law against any and all costs, damages, expenses, and liabilities reasonably incurred by or imposed upon it or him in connection with any claim made against it or him or in which it or he may be involved by reason of its or his being, or having been, the Administrator, or a member or employee of the Administrator, to the extent such amounts are not paid by insurance.

13.11  Nonparticipation by Interested Member.

     Any member of the Administrator who also is a Participant in the Plan shall take no part in any determination specifically relating to his own participation or benefits, unless his abstention would leave the Administrator incapable of acting on the matter.

Section 14.  Adoption, Amendment or Termination of the Plan.

14.1  Adoption of Plan by Other Employers.

     With the consent of the Company, any entity may become a participating Employer under the Plan by (i) taking such action as shall be necessary to adopt the Plan, (ii) becoming a party to the Trust Agreement establishing the Trust Fund, and (iii) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to the entity's Employees.

14.2  Adoption of Plan by Successor.

     In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that an entity other than an Employer shall succeed to all or substantially all of the Employer's business, the successor entity may be substituted for the Employer under the Plan by adopting the Plan and becoming a party to the Trust Agreement. Contributions by the Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of the successor entity for the Employer under the Plan becomes effective. If, within 90 days following the effective date of any such reorganization, the successor entity shall not have elected to become a party to the Plan, or if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of the Employer as of the close of business on the 90th day following the effective date of the reorganization, or as of the close of business on the date of adoption of a plan of complete liquidation, as the case may be.

14.3  Plan Adoption Subject to Qualification.

     Notwithstanding any other provision of the Plan, the adoption of the Plan and the execution of the Trust Agreement are conditioned upon their being determined initially by the Internal Revenue Service to meet the qualification requirements of section 401(a) of the Code, so that the Employers may deduct currently, for federal income tax purposes, their contributions to the Trust and so that the Participants may exclude the contributions as allocated from their gross income and recognize income only when they receive benefits. In the event that this Plan is held by the Internal Revenue Service to not qualify initially under section 401(a), the Plan may be amended retroactively to the earliest date permitted by the U.S. Treasury regulations in order to secure qualification under section 401(a). If this Plan is held by the Internal Revenue Service to not qualify initially under section 401(a) either as originally adopted or as amended, each Employer's contributions to the Trust under this Plan (including any earnings thereon) shall be returned to such Employer, and this Plan shall be terminated. In the event that this Plan is amended after its initial qualification and the Plan as amended is held by the Internal Revenue Service to not qualify under section 401(a), the amendment may be modified retro-actively to the earliest date permitted by U.S. Treasury regulations in order to secure approval of the amendment under section 401(a).

14.4  Right to Amend or Terminate.

     The Company intends to continue this Plan as a permanent program. However, each participating Employer separately reserves the right to suspend, supersede, or terminate the Plan at any time and for any reason, as it applies to that Employer's Employees, and the Company reserves the right to amend, suspend, supersede, merge, consolidate, or terminate the Plan at any time and for any reason, as it applies to the Employees of all Employers.

     No amendment, suspension, supersession, merger, consolidation, or termination of the Plan shall reduce any Participant's or Beneficiary's benefit options or proportionate interest in the Trust Fund, or shall divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan. Moreover, there shall not be any transfer of assets to a successor plan or merger or consolidation with another plan unless, in the event of the termination of the successor plan or the surviving plan immediately following such transfer, merger, or consolidation, each participant or beneficiary would be entitled to a benefit equal to or greater than the benefit he would have been entitled to if the plan in which he was previously a participant or beneficiary had terminated immediately prior to such transfer, merger, or consolidation.

     Following a termination of this Plan by the Company, the Trustee shall continue to administer the Trust and pay benefits in accordance with the Plan as amended from time to time and the Administrator's instructions.

14.5  Right to Implement or Suspend Provisions.

     Notwithstanding sections 5.1, 5.2, 7.3, 7.4, 8.1, 8.2, 8.3, and 8.4, the
Company and, in the absence of Company action, the Administrator, shall have the right to implement or suspend entirely the provisions of any such section, taking into account the best interests of the Participants and the administrative burdens involved. The Administrator may, upon reasonable notice to the Participants, establish or modify rules and procedures applicable to any such provisions to avoid administrative burdens and to assure compliance with the purposes of the Plan and requirements under ERISA and the Code.

Section 15.  Miscellaneous Provisions.

15.1  Plan Creates No Employment Rights.

     Nothing in this Plan shall be interpreted as giving any Employee the right to be retained as an Employee by an Employer, or as limiting or affecting the rights of an Employer to control its Employees or to modify or terminate the Service of any Employee at any time and for any reasons, subject to any applicable employment or collective bargaining agreements.

15.2  Nonassignability of Benefits.

     Except as provided in section 8.3, with respect to certain loans, no assignment, pledge, or other anticipation of benefits from the Plan will be permitted or recognized by the Employers, the Administrator, or the Trustee. Moreover, benefits from the Plan shall not be subject to attachment, garnishment, or other legal process for debts or liabilities of any Participant or Beneficiary, to the extent permitted by law.

     This prohibition on assignment or alienation shall apply to any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony, or property rights to a present or former spouse, child or other dependent of a Participant pursuant to a state domestic relations or community property law, unless the judgment, decree, or order is determined by the Administrator in accordance with its policies and procedures to be a qualified domestic relations order within the meaning of section 414(p) of the Code.

15.3  Requirements Related to Owner Employees.

     If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or business must, when looked at as a single plan, satisfy sections 401(a) and (d) for the employees of this and all other trades or businesses.

     If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

     If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the Plan must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

     For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

          (1) own the entire interest in an unincorporated trade or business, or

          (2) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

     For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

15.4  Limit of Employer Liability.

     The liability of an Employer with respect to Participants under this Plan shall be limited to making such contributions to the Trust from time to time, in accordance with section 4.

15.5  Treatment of Expenses.

     All expenses incurred by the Administrator and the Trustee in connection with administering this Plan and the Trust Fund shall be paid by the Trustee from the Trust Fund to the extent the expenses have not been paid or assumed by the Employers. The expenses incurred in a Valuation Period shall be allocated among the general Trust Fund and any segregated accounts described in section
7.4 in proportion to their respective values as of the first day of the Valuation Period.

15.6  Number and Gender.

     Any use of the singular shall be interpreted to include the plural, and the plural the singular. Any use of the masculine, feminine or neuter shall be interpreted to include the masculine, feminine or neuter, as the context shall require.

15.7  Nondiversion of Assets.

     Except as provided in section 4.6, 6.4 and 14.3, under no circumstances shall any portion of the Trust Fund be diverted to or used for any purpose other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.

15.8  Separability of Provisions.

     If any provision of this Plan is held to be invalid or nonenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or nonenforceable provision had not been included in the Plan.

15.9  Service of Process.

     The agent for the service of process upon the Plan shall be the president, managing partner, or proprietor of the Company, or such other person as may be designated from time to time by the Company.

15.10 Governing State Law.

     This Plan shall be interpreted in accordance with the laws of the State of New Jersey to the extent that those laws are applicable under the provisions of ERISA.